                                                                    Exhibit 4.10
                         [FORM OF] AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                       OF

                          UBS PREFERRED FUNDING TRUST IX

                       UBS PREFERRED FUNDING COMPANY LLC IX

                                   AS GRANTOR

                                       AND

                            WILMINGTON TRUST COMPANY

                                   AS TRUSTEE

                        DATED AS OF _______ __, 200-

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                    ARTICLE I
                                   DEFINITIONS
Section 1.01. Definitions.......................................................     1

                                   ARTICLE II
                               TRUST INDENTURE ACT

Section 2.01. Trust Indenture Act; Application..................................     5
Section 2.02. Lists of Holders of the Trust Preferred Securities................     5
Section 2.03. Reports by the Trustee............................................     5
Section 2.04. Periodic Reports to the Trustee...................................     5
Section 2.05. Evidence of Compliance with Conditions Precedent..................     6
Section 2.06. Defaults; Waiver..................................................     6
Section 2.07. Trust Enforcement Event; Notice...................................     6

                                   ARTICLE III
                              CONTINUATION OF TRUST

Section 3.01. Continuation of Trust.............................................     7
Section 3.02. Trust Account.....................................................     7
Section 3.03. Title to Trust Property...........................................     8
Section 3.04. Situs of Trust....................................................     8
Section 3.05. Business of the Trust.............................................     8
Section 3.06. Liability of Holders of the Trust Preferred Securities............     8

                                   ARTICLE IV

    FORM OF TRUST PREFERRED SECURITIES, EXECUTION AND DELIVERY, TRANSFER AND
      SURRENDER OF TRUST PREFERRED SECURITIES

Section 4.01. Form and Transferability of Trust Preferred Securities............     8
Section 4.02. Issuance of Trust Preferred Securities............................     9
Section 4.03. Registration, Transfer and Exchange of Trust Preferred Securities.    10
Section 4.04. Lost or Stolen Trust Preferred Securities, Etc....................    12
Section 4.05. Cancellation and Destruction of Surrendered Certificates..........    12
Section 4.06. Surrender of Trust Preferred Securities and Withdrawal of
                Company Preferred Securities....................................    12
Section 4.07. Redeposit of Company Preferred Securities.........................    13
Section 4.08. Filing Proofs, Certificates and Other Information.................    14

                                    ARTICLE V
                    DISTRIBUTIONS AND OTHER RIGHTS OF HOLDERS
                          OF TRUST PREFERRED SECURITIES

Section 5.01. Periodic Distributions............................................    14
Section 5.02. Redemptions of Company Preferred Securities.......................    14
Section 5.03. Distributions in Liquidation of Grantor...........................    15
Section 5.04. Fixing of Record Date for Holders of the Trust Preferred
                Securities .....................................................    16
Section 5.05. Payment of Distributions..........................................    16
Section 5.06. Voting Rights.....................................................    17
Section 5.07. Currency..........................................................    17

                                   ARTICLE VI
                                   THE TRUSTEE

Section 6.01. Eligibility.......................................................    17
Section 6.02. Obligations of the Trustee........................................    18
Section 6.03. Resignation and Removal of the Trustee; Appointment
               of Successor Trustee ............................................    21
Section 6.04. Notices...........................................................    22
Section 6.05. Status of Trust...................................................    22
Section 6.06. Appointment of Grantor to File on Behalf of Trust.................    22
Section 6.07. Indemnification by the Grantor....................................    22
Section 6.08. Fees, Charges and Expenses........................................    23
Section 6.09. Appointment of Co-Trustee or Separate Trustee.....................    23

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

Section 7.01. Supplemental Trust Agreement......................................    24
Section 7.02. Termination.......................................................    25

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01. Counterparts......................................................    25
Section 8.02. Exclusive Benefits of Parties.....................................    25
Section 8.03. Invalidity of Provisions..........................................    26
Section 8.04. Notices...........................................................    26
Section 8.05. Holders of the Trust Preferred Securities Are Parties.............    27
Section 8.06. Governing Law.....................................................    27
Section 8.07. Headings..........................................................    27
Section 8.08. Trust Preferred Securities Non-Assessable and Fully Paid..........    27
Section 8.09. No Preemptive Rights..............................................    27
Section 8.10. Survival..........................................................    27


EXHIBIT A                  Form of Trust Preferred Securities

                             CROSS-REFERENCE TABLE (1)

SECTION OF                                                                     SECTION OF
TRUST INDENTURE ACT OF 1939, AS AMENDED                                        AMENDED AND RESTATED
                                                                               TRUST AGREEMENT
310(a)....................................................................     6.01, 6.09(b)(i)
310(b)....................................................................     6.01
310(c)....................................................................     Inapplicable
311(a)....................................................................     2.02(a)
311(b)....................................................................     2.02(b)
311(c)....................................................................     Inapplicable
312(a)....................................................................     2.02(a)
312(b)....................................................................     2.02(b)
313.......................................................................     2.03
314(a)....................................................................     2.04
314(b)....................................................................     Inapplicable
314(c)....................................................................     2.05
314(d)....................................................................     Inapplicable
314(f)....................................................................     Inapplicable
315(a)....................................................................     6.02
315(b)....................................................................     2.07
315(c)....................................................................     6.02
315(d)....................................................................     6.02
316(a)....................................................................     2.06, 5.06
316(c)....................................................................     5.04

(1) This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

                         [FORM OF] AMENDED AND RESTATED
                                 TRUST AGREEMENT

                                       OF

                          UBS PREFERRED FUNDING TRUST IX

                  AMENDED AND RESTATED TRUST AGREEMENT, dated as of _______ __, 200-, is between UBS PREFERRED FUNDING COMPANY LLC IX, a Delaware limited liability company, as grantor (the "Grantor"), and Wilmington Trust Company, a Delaware bank and trust company, as trustee (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Trustee and the Grantor established UBS Preferred Funding Trust (the "Trust") under the Delaware Statutory Trust Act (12 Del. C.Section 3801, et seq.) (as amended from time to time, the "Statutory Trust Act"), pursuant to a Trust Agreement, dated as of _______ __, 200- (the "Original Trust Agreement"), and a Certificate of Trust for the Trust was filed with the Secretary of State of the State of Delaware on _______ __, 200-; and

                  WHEREAS, the Trustee and the Grantor hereby desire to continue the Trust and to amend and restate in its entirety the Original Trust Agreement; and

                  WHEREAS, the Trust proposes to issue $- aggregate liquidation amount of -% Noncumulative Trust Preferred Securities (the
"Trust Preferred Securities") representing a corresponding amount of -% Noncumulative Company Preferred Securities (the "Company Preferred Securities") guaranteed on a subordinated basis (the "Subordinated Guarantee") by UBS AG (the "Bank").

                  NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, it is agreed among the parties hereto to amend and restate in its entirety the Original Trust Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01. Definitions. The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Trust Agreement and the Trust Preferred Securities:

                           "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and polities of such Person, directly or indirectly whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           "Bank" means UBS AG, a bank organized under the laws
of Switzerland.

                           "Business Day" means a day on which (i) the Trans-European Automated Real-Time Gross settlement Express Transfer system ("Target") is operating, (ii) banks are open for business and carrying out transactions in U.S. dollars in London and [insert applicable location] and (iii) banks are open for business in Wilmington, Delaware, U.S.A.

                           "Statutory Trust Act" has the meaning specified in the recitals to this Trust Agreement.

                           "Clearing Agency" has the meaning set forth in
Section 4.06.

                           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of interest in securities deposited with the Clearing Agency.

                           "Clearstream" means Clearstream Banking societe
anonyme.

                           "Company Preferred Securities" means the -%
         Noncumulative Company Preferred Securities, aggregate liquidation preference $-, offered by the Company pursuant to a prospectus dated _______ __, 200-.

                           "Company Preferred Securities Certificate" means the Company Preferred Security certificates evidencing Company Preferred Securities held by the Trustee (unless withdrawn under Section 4.06) from time to time under this Trust Agreement for the benefit of Holders of the Trust Preferred Securities.

                           "Corporate Office" means the principal corporate office of the Trustee at which at any particular time its business in respect of matters governed by this Trust Agreement shall be administered, which at the date of this Trust Agreement is located at Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

                           "corresponding amount" means (i) for each $[1,000][25] liquidation amount of Trust Preferred Securities, $[1,000][25] liquidation preference of Company Preferred Securities and
         (ii) for each $[1,000][25] liquidation preference of Company Preferred Securities, $[1,000][25] liquidation amount of Trust Preferred Securities.

                           "Definitive Trust Preferred Securities Certificate" means any definitive permanent registered Trust Preferred Securities issued in exchange for all or a part of the Global Certificate and no longer held by DTC.

                           "Dividend" has the meaning specified in the LLC
Agreement for "dividend".

                           "DTC" means The Depository Trust Company.

                           "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

                           "Global Certificate" mean the single global Trust Preferred Securities Certificate held by DTC representing the shares of the Trust Preferred Securities.

                           "Grantor" means UBS Preferred Funding Company LLC IX, a Delaware limited liability company, and its successors.

                           "Holder" means the Person in whose name a Trust Preferred Security is registered on the Register maintained by the Registrar for such purposes.

                           "Issue Date" means the date on which the Trust Preferred Securities and the Company Preferred Securities are initially issued.

                           "Liquidation Preference" has the meaning specified in
the LLC Agreement.

                           "List of Holders" has the meaning specified in
Section 2.02(a).

                           "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Grantor, dated as of _______ __, 200-, and as from time to time amended, modified or supplemented.

                           "Opinion of Counsel" means the written opinion of counsel, who may be counsel to the Grantor, and who shall be reasonably acceptable to the Trustee.

                           "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

                           "Owner" has the meaning specified in Section 4.06.

                           "Paying Agent" means the Person or Persons from time to time appointed and acting as Paying Agent as provided in Section
         5.05 and shall initially be Wilmington Trust Company and in [insert location of other paying agent] shall initially be [Name of Paying Agent].

                           "Person" means any individual, general partnership, limited partnership, corporation, limited partnership, joint venture, trust, statutory trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

                           "Redemption Date" has the meaning specified in
Section 5.02.

                           "Register" has the meaning specified in Section 4.03
of this Trust Agreement.

                           "Registrar" means any bank or trust company appointed to register Trust Preferred Securities and transfers thereof as herein provided, and shall initially be Wilmington Trust Company.

                           "Regular Distribution" has the meaning specified in
Section 5.04.

                           "Securities Act" means the Securities Act of 1933, as
amended.

                           "Subordinated Guarantee" means the Bank's guarantee, on a subordinated basis, of the Company Preferred Securities, pursuant to the UBS AG Subordinated Guarantee Agreement, dated as of _______ __, 200-, and as from time to time amended, modified or supplemented.

                           "Transfer Agent" means the Person or Persons from time to time appointed and acting as Transfer Agent as provided in
         Section 4.03(c) and shall initially be Wilmington Trust Company and in [insert location of other transfer agent] shall initially be [Name of Transfer Agent].

                           "Trust" means UBS Preferred Funding Trust IX, the Delaware statutory trust governed by this Trust Agreement.

                           "Trust Agreement" means this Trust Agreement, as the same may be amended, modified or supplemented from time to time.

                           "Trust Estate" means all right, title and interest of the Trust in and to the Company Preferred Securities and the related rights of the Trust under the Subordinated Guarantee from time to time held by the Trustee hereunder, and all distributions and payments with respect thereto. "Trust Estate" shall not include any amounts paid or payable to the Bank pursuant to this Trust Agreement, including, without limitation, fees, expenses and indemnities.

                           "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time.

                           "Trust Preferred Securities" means the -%
         Noncumulative Trust Preferred Securities, aggregate liquidation amount $-, offered by the Trust, representing a corresponding amount of the Company Preferred Securities.

                           "Trust Preferred Securities Certificate" means a Trust Preferred Security certificate, issued hereunder evidencing Trust Preferred Securities representing a corresponding amount of the Company Preferred Securities.

                           "Trustee" means Wilmington Trust Company, in its capacity as Trustee and not in its individual capacity.

                           "U.S. dollars," "dollars", "U.S.$" and "$" means the currency of the United States of America.



                                   ARTICLE II
                               TRUST INDENTURE ACT

                  Section 2.01.     Trust Indenture Act; Application.

                  (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement, unless otherwise defined in this Trust Agreement or unless the context otherwise requires.

                  (b) If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (c) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

                  Section 2.02. Lists of Holders of the Trust Preferred Securities.

                  (a) If the Trust Preferred Securities are not held in the form of a Global Certificate registered in the name of DTC or its nominee, the Grantor shall provide the Trustee a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities ("List of Holders") (i) within 14 days after each record date for payment of Dividends, as of such record date and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Trustee for such List, as of a date no more than 14 days before such List of Holders is given to the Trustee. The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity); provided that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                  Section 2.03. Reports by the Trustee. Within 60 days after [May 1] of each year, the Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

                  Section 2.04. Periodic Reports to the Trustee. The Grantor shall provide to the Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form and manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 2.05. Evidence of Compliance with Conditions Precedent. The Grantor shall provide to the Trustee evidence of compliance with the conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

                  Section 2.06. Defaults; Waiver.

                  (a) The Holders of a majority in liquidation amount of the Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past default in respect of the Trust Preferred Securities and its consequences; provided that, if the underlying event of default is also a default in respect of the Company Preferred Securities and:

                           (i) is not waivable under the LLC Agreement, the default under this Trust Agreement shall also not be waivable; or

                           (ii) requires the consent or vote of the holders of more than 50% of the aggregate liquidation preference of the Company Preferred Securities to be waived under the LLC Agreement (a "Super Majority"), the default under this Trust Agreement may only be waived by the vote of the Holders of at least the relevant Super Majority in liquidation amount of the Trust Preferred Securities.

                  The foregoing provisions of this Section 2.06(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Preferred Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any default with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default with respect to the Trust Preferred Securities or impair any right consequent thereon.

                  (b) A waiver of a default under the LLC Agreement by the Trustee at the direction of the Holders of the Trust Preferred Securities constitutes a waiver of the corresponding default under this Trust Agreement. The foregoing provisions of this Section 2.06(b) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section

316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Preferred Securities, as permitted by the Trust Indenture Act.

                  Section 2.07. Trust Enforcement Event; Notice. The Trustee shall, within 90 days after the occurrence of a default with respect to the Trust Preferred Securities, transmit by mail, first class postage prepaid, to the Holders of the Trust Preferred Securities, notices of all defaults with respect to the Trust Preferred Securities actually known to the Trustee, unless such defaults shall have been cured before the giving of such notice; provided that, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities.

                                   ARTICLE III
                              CONTINUATION OF TRUST

                  Section 3.01.     Continuation of Trust.

                  (a) The Trust continued hereby shall be known as "UBS Preferred Funding Trust IX," in which name the Trust may engage in the transactions contemplated hereby, make and execute contracts and other instruments and sue and be sued. The Trustee shall have the power and authority to cause the Trust to do such things. It is the intention of the parties that the Trust continued hereby constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of the Trust. The Trust exists for the sole purpose of issuing Trust Preferred Securities representing an undivided beneficial interest in the Company Preferred Securities held by the Trust and performing functions directly related thereto. The Grantor hereby delivers to the Trustee for deposit in the Trust one or more Company Preferred Securities Certificates representing Company Preferred Securities with an aggregate liquidation preference of $- for the benefit of the Holders of the Trust Preferred Securities. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee or any other Holder, each Holder shall be entitled to enforce, in the name of the Trust, the rights of the Trust under the Company Preferred Securities and the Subordinated Guarantee represented by the Trust Preferred Securities held by such Holder. Any recovery on such an enforcement action shall belong solely to such Holder who brought the action, not to the Trust, the Trustee or any other Holder individually or to the Holders as a group. The Trustee shall have the power and authority (subject to the Trustee's rights, privileges and protections in Section 6.02 and elsewhere herein) to enforce any of the Trust's rights in respect of the Company Preferred Securities which are not enforced by any Holder. Subject to Section 7.02, the Trust shall be irrevocable.

                  (b) The Trustee hereby acknowledges receipt of one or more Company Preferred Securities Certificates representing Company Preferred Securities having an aggregate liquidation preference of $- registered in the name of the Trust, and its acceptance on behalf of the Trust of the Company Preferred Securities, and declares that the Trust shall hold the Company Preferred Securities for the benefit of the Holders of the Trust Preferred Securities.

                  Section 3.02. Trust Account. The Trustee shall open an account with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by a federal or state banking authority. Such account shall be entitled "UBS Preferred Funding Trust IX -- Trust Account." All distributions received by the Trustee on behalf of the Trust in respect of the Company Preferred Securities shall be deposited in such account by the Trustee until distributed as provided in Article IV.

                  Section 3.03. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust.

                  Section 3.04. Situs of Trust. The situs of the Trust shall be in Wilmington, Delaware. The account described in Section 3.02 shall be maintained with a bank in the State of Delaware. The Trustee shall cause the books and records of the Trust to be maintained at the Corporate Office. The Trust Estate shall be held in the State of Delaware. Notwithstanding the foregoing, the Trustee may transfer such of the books and records of the Trust to a co-trustee appointed pursuant to Section 6.09 or to such agents as it may appoint in accordance with the Section 8.05, as shall be reasonably necessary (and for so long as may be reasonably necessary) to enable such co-trustee or agents to perform the duties and obligations for which such co-trustee or agents may be so employed.

                  Section 3.05. Business of the Trust. The Trust has been formed for the purpose of: (i) issuing the Trust Preferred Securities, (ii) investing the proceeds of the Trust Preferred Securities in the Company Preferred Securities, which benefit from the related Subordinated Guarantee and (iii) engaging in any necessary or incidental activities. The Trust shall have the power and authority to execute, deliver and perform its obligations under the LLC Agreement and other agreements to which the Trust is a party and to become a member of the Grantor.

                  The only assets of the Trust shall be the Company Preferred Securities and the related rights of the Trust under the Subordinated Guarantee. The Trust may not acquire any other assets, issue any other equity securities or any debt securities, or engage in any other activities.

                  Section 3.06. Liability of Holders of the Trust Preferred Securities. With respect to the Trust, Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability to which stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware are extended.

                                   ARTICLE IV
                FORM OF TRUST PREFERRED SECURITIES, EXECUTION AND
         DELIVERY, TRANSFER AND SURRENDER OF TRUST PREFERRED SECURITIES

                  Section 4.01. Form and Transferability of Trust Preferred Securities.

                  (a) Except as otherwise required by DTC, the Trust Preferred Securities shall be in substantially the form set forth in Exhibit A, with the appropriate insertions, modifications and omissions, as hereinafter provided.

                  (b) The Trust Preferred Securities shall be issued in denominations of $[1,000][25] liquidation amount and whole-number multiples of $[1,000][25]. All Trust Preferred Securities shall be dated the date of their execution or countersignature.

                  (c) Trust Preferred Securities may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or any applicable law or regulation or the rules and regulations of any securities exchange upon which the Trust Preferred Securities may be listed or to conform with any usage with respect thereto.

                  (d) Title to any Trust Preferred Security that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until the transfer shall be registered on the Register as provided in Section 4.03, the Trust, the Trustee, the Registrar and the Grantor may, notwithstanding any notice to the contrary, treat the Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions or to any notice provided for in this Trust Agreement and for all other purposes.

                  (e) Trust Preferred Securities shall be executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee, provided, however, that such signature may be a facsimile if a Registrar (other than the Trustee) shall have countersigned the Trust Preferred Security by manual signature of a duly authorized signatory of the Registrar. No Trust Preferred Security shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Registrar shall record on the Register each Trust Preferred Securities executed as provided above and delivered as hereinafter provided. Trust Preferred Securities bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trustee shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Preferred Securities or did not hold such offices at the date of delivery of such Trust Preferred Securities.

                  Section 4.02.     Issuance of Trust Preferred Securities.

                  (a) The Trustee having received on behalf of the Trust one or more Company Preferred Securities Certificates representing Company Preferred Securities with an aggregate liquidation preference of $- and having acknowledged such receipt in Section 3.01(b), subject to the terms and conditions of this Trust Agreement, the Trustee, on behalf of the Trust, shall execute and deposit a single Global Certificate with DTC, which shall thereupon be the initial Holder of the Trust Preferred Securities.

                  (b) Beneficial interests in the Trust Preferred Securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the Clearing Agency Participants. Unless and until Definitive Trust Preferred Securities Certificates have been issued to the Owners pursuant to Section 4.03(c):

                           (i) the provisions of this Section 4.02(b) shall be in full force and effect;

                           (ii) the Trust and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the payment of Dividends on the Global Certificate and receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole Holder of the Global Certificate, and shall have no obligation to the Owners;

                           (iii) to the extent that the provisions of this
         Section 4.02(b) conflict with any other provisions of this Trust Agreement, the provisions of this Section 4.02(b) shall control; and

                           (iv) the rights of the Owners shall be exercised only through the Clearing Agencies and shall be limited to those established by law and agreements between such Owners and the relevant Clearing Agency and/or the Clearing Agency Participants, and the Clearing Agency shall receive and transmit payments of Dividends on the Global Certificate to such Clearing Agency Participants. The Clearing Agency will make book-entry transfers among the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Trust Preferred Securities Certificates have not been issued to the Owners pursuant to Section 4.03(c), the Trustee may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustee by any Clearing Agency setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

                  (c) Notices to Clearing Agency. Whenever a notice or other communication to the Holders is required under this Trust Agreement, unless and until Definitive Trust Preferred Securities Certificates shall have been issued to the Owners pursuant to Section 4.03(c), the Trustee shall give all such notices and communications specified herein to be given to the Holders to the Clearing Agency, and shall have no notice obligations to the Owners except that for as long as the Trust Preferred Securities are listed on the [insert applicable stock exchange], all notices regarding the Trust Preferred Securities shall be published in English in one leading daily newspaper with circulation in [insert location/country of applicable stock exchange] (which is expected to be the [insert name of newspaper]) as long as such publication is required under the rules of the [insert applicable stock exchange].

                  (d) Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Trust Preferred

Securities, the Grantor and the Trust shall use their best efforts to appoint a successor Clearing Agency with respect to the Trust Preferred Securities.

                  Section 4.03. Registration, Transfer and Exchange of Trust Preferred Securities.

                  (a) The Trustee shall cause a Register (the "Register") to be kept at the office of the Registrar in which, subject to such reasonable regulations as the Trustee and the Registrar may prescribe, the Trustee shall provide for the registration of Trust Preferred Securities and of transfers and exchanges of Trust Preferred Securities as herein provided. In the absence of appointing a third party, the Trustee shall serve as the Registrar. The Grantor may remove the Registrar and, upon removal or resignation of the Registrar, appoint a successor Registrar. Subject to the terms and conditions of this Trust Agreement, the Registrar shall register the transfers on the Register from time to time of Trust Preferred Securities upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Trustee shall execute a new Trust Preferred Security representing the same corresponding amount of Company Preferred Securities in accordance with Section 4.01(e) and deliver the same to or upon the order of the Person entitled thereto.

                  (b) At the option of a Holder, Trust Preferred Securities may be exchanged for other Trust Preferred Securities representing the same corresponding amount of Company Preferred Securities. Upon surrender of a Trust Preferred Security at the office of the Registrar or such other office as the Trustee may designate for the purpose of effecting an exchange of Trust Preferred Securities, subject to the conditions to transfer set forth in this Trust Agreement, the Trustee shall execute and deliver a new Trust Preferred Security representing the same corresponding amount of Company Preferred Securities as the Trust Preferred Security surrendered.

                  As a condition precedent to the registration of the transfer or exchange of any Trust Preferred Security, the Registrar may require (i) production of proof satisfactory to it as to the identity and genuineness of any signature; (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of this Trust Agreement; and (iii) such other information as the Registrar may reasonably request.

                  No Holder may require the transfer of any Trust Preferred Security to be registered during the period of fifteen days ending on the due date for any payment of principal on the Trust Preferred Securities. The Trust shall not be required to register, or cause others to register, the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

                  Registration of transfers of Trust Preferred Securities, including Trust Preferred Securities Certificates, shall be made without change by the Trust, but the transferor must pay any tax or governmental charge that may be imposed in relation to the transfer, together with any indemnity that the Trust or the Bank or the Transfer Agent may require.

                  (c) The Global Certificate is exchangeable for Definitive Trust Preferred Security Certificates in registered form if DTC: (i) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Certificate and the Trust does not appoint a successor depositary or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934. Upon surrender of the Global Certificates by the Clearing Agency, accompanied by registration instructions, the Grantor will cause to be prepared for delivery to the Owners the Definitive Trust Preferred Certificates in accordance with instructions of the Clearing Agency.

                  Definitive Trust Preferred Securities Certificates may be transferred in any whole-number multiples of $[1,000][25] by surrendering the Definitive Trust Preferred Securities Certificates, together with the form of transfer endorsed on it, duly completed and executed, at the specified office of the Transfer Agent. The initial Transfer Agent shall be Wilmington Trust Company. As long as the Trust Preferred Securities are listed on the [insert applicable stock exchange], the Trust shall also maintain a Transfer Agent in [insert location/country of applicable stock exchange]. The initial [insert location/country of applicable stock EXCHANGE] Transfer Agent shall be [Name of Transfer Agent]. If only part of a Definitive Trust Preferred Securities Certificate is transferred, a new Definitive Trust Preferred Securities Certificate representing the securities not transferred shall be issued to the transferor within three business days after the Transfer Agent receives the certificate. The new Definitive Trust Preferred Securities Certificate representing the Trust Preferred Securities that were not transferred shall be delivered to the transferor by uninsured mail at the risk of the transferor, to the address of the transferor that appears in the Register. The new Definitive Trust Preferred Securities Certificate representing the Trust Preferred Securities that were transferred shall be sent to the transferee within three business days after the Trustee receives the surrendered Definitive Trust Preferred Securities Certificate by uninsured mail at the risk of the Holder entitled to the Definitive Trust Preferred Securities Certificate, to the address specified on the form of transfer.

                  All transfers of Definitive Trust Preferred Securities Certificates and entries shall be made as provided in the Registrar and Transfer Agency Agreement, among the Trust and the Registrar and Transfer Agents, relating to the Trust Preferred Securities.

                  Section 4.04. Lost or Stolen Trust Preferred Securities, Etc. If (i) any mutilated Trust Preferred Security shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Preferred Security, and (ii) there shall be delivered to the Registrar and the Grantor such security or indemnity as may be required by them to hold each of them harmless, then in the absence of notice that such Trust Preferred Security shall have been acquired by a bona fide purchaser or, as applicable, any protected purchaser, the Grantor shall sign and make available for delivery, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Trust Preferred Security, a new Trust Preferred Security representing the same amount of corresponding Company Preferred Securities. In connection with the issuance of any new Trust Preferred Security, the Grantor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Preferred Security issued pursuant to this Section shall constitute conclusive evidence of a Trust Preferred Security corresponding to that evidenced by the lost, stolen or destroyed Trust Preferred Security, as if originally issued, whether or not the lost, stolen or destroyed Trust Preferred Security shall be found at any time.

                  Section 4.05. Cancellation and Destruction of Surrendered Certificates. All Trust Preferred Securities surrendered to the Trustee shall be canceled by the Trustee. Except as prohibited by applicable law or regulation, the Trustee may destroy such canceled Trust Preferred Securities or otherwise dispose of them in accordance with its usual practices.

                  Section 4.06. Surrender of Trust Preferred Securities and Withdrawal of Company Preferred Securities. Any Person who is the beneficial owner (an "Owner") of the Trust Preferred Securities represented by the Global Certificates held by DTC or a successor clearing agency (the "Clearing Agency") or, if a participant in the Clearing Agency is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency, may withdraw all, but not less than all, of the Company Preferred Securities represented by such Trust Preferred Securities by providing a written notice to the Trustee, with evidence of beneficial ownership in form satisfactory to the Trustee, and providing to the Grantor such documents or information as the Grantor may request for tax reporting purposes, at the Corporate Office or at such other office as the Trustee may designate for such withdrawals, all in form satisfactory to the Trustee, in its sole discretion. The Owner's notice shall also be deemed to be such Owner's agreement to be subject to the terms of the LLC Agreement applicable to the rights of holders of the Company Preferred Securities.

                  Within a reasonable period after such a request has been properly made, the Trustee shall instruct DTC to reduce the Trust Preferred Securities represented by the Global Certificate by the corresponding amount of the Company Preferred Securities to be so withdrawn by the withdrawing Owner. The Grantor shall issue to the withdrawing Owner a Company Preferred Securities Certificate representing the amount of the Company Preferred Securities so withdrawn, and the Trustee, on behalf of the Trust, shall instruct DTC to reduce the amount of Trust Preferred Securities represented by the Global Certificate held by DTC by such amount.

                  Any Owner who wishes to withdraw the Company Preferred Securities in accordance with this Section 4.06 shall be required to provide the Grantor with a completed Internal Revenue Service Form W-9 or W-8, as appropriate, and/or such other documents or information as are requested by the Grantor for tax reporting purposes and thereafter shall be admitted to the Grantor as a member of the Grantor upon such Owner's receipt of a Company Preferred Securities Certificate registered in such Owner's name.

                  The Trustee shall deliver the appropriate number of Company Preferred Securities Certificates in exchange for the Trust Preferred Securities surrendered in accordance with this Section 4.06 to the Owner at the Corporate Office, except that, at the request, risk and expense of the Owner and for the account of the Owner, such delivery may be made at such other place as may be designated by such Owner. The Trustee shall only deliver such Company Preferred Securities Certificates upon payment by such Owner to the Trustee of all taxes and other governmental charges and any fees (including the fees and expenses of the Trustee and its counsel) payable in connection with such delivery and the transfer of such Company Preferred Securities Certificates.

                  Notwithstanding anything in this Section 4.06 to the contrary, if the Company Preferred Securities exchangeable for Trust Preferred Securities have been called for redemption in accordance with the LLC Agreement, no Owner of such Trust Preferred Securities may withdraw any or all of the Company Preferred Securities represented by such Trust Preferred Securities.

                  Section 4.07. Redeposit of Company Preferred Securities. Any Holder of Company Preferred Securities may redeposit withdrawn Company Preferred Securities by delivering to the Trustee the Company Preferred Securities Certificate for the Company Preferred Securities to be deposited, which are (i) if required by the Trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the Trustee and in compliance with the terms of the LLC Agreement and (ii) accompanied by all such certifications as may be required by the Trustee in its sole discretion and in accordance with the provisions of this Trust Agreement. Within a reasonable period after such deposit is properly made, the Trustee shall instruct DTC to increase the amount of Trust Preferred Securities represented by the Global Certificate held by DTC by an amount equal to the Company Preferred Securities so deposited. The Trustee shall only accept the redeposit of such Company Preferred Securities upon payment by such Holder of the Company Preferred Securities to the Trustee of all taxes and other governmental charges and any fees and expenses (including the fees and expenses of the Trustee and its counsel) payable in connection with such deposit and the transfer of the deposited Company Preferred Securities.

                  If required by the Trustee, Company Preferred Securities Certificates presented for redeposit at any time shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Trustee, that shall provide for the prompt transfer to the Trustee or its nominee of any distribution or other right that any Person in whose name the Company Preferred Securities Certificates are registered may thereafter receive upon or in respect of such deposited Company Preferred Securities, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Trustee.

                  Section 4.08. Filing Proofs, Certificates and Other Information. Any Person presenting Company Preferred Securities Certificates for redeposit in accordance with Section 4.06 may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Trustee may reasonably deem necessary or proper.

                                    ARTICLE V
                    DISTRIBUTIONS AND OTHER RIGHTS OF HOLDERS
                          OF TRUST PREFERRED SECURITIES

                  Section 5.01. Periodic Distributions. Whenever (and to the extent) the Trust receives any cash payments representing a Dividend or redemption payment on the Company Preferred Securities, or payments from the Bank pursuant to the Subordinated Guarantee in respect of such Dividend or redemption payment, the Trustee acting directly or through any Paying Agent shall distribute such amounts to Holders of the Trust Preferred Securities on the record date fixed pursuant to Section 5.04, in proportion to the respective liquidation amount of Trust Preferred Securities held by such Holders.

                  Section 5.02. Redemptions of Company Preferred Securities. The Trust Preferred Securities shall be redeemed only upon redemption of the Company Preferred Securities.

                  If the Grantor redeems the Company Preferred Securities in accordance with the LLC Agreement, then the Grantor shall give the Trustee at least 30 days' prior notice before doing so. The Trustee shall mail the notice of the redemption not less than 25 days prior to the date fixed for redemption (the "Redemption Date") of the Company Preferred Securities to the Holders of the Trust Preferred Securities as provided under Section 8.04. No defect in the notice of redemption or in the mailing or delivery thereof shall affect the validity of the redemption proceedings. The Grantor shall provide the Trustee with such notice, and each such notice shall state: (i) the Redemption Date,
(ii) the redemption price at which the Trust Preferred Securities and the Company Preferred Securities are to be redeemed, (iii) that all outstanding Trust Preferred Securities are to be redeemed or, in the case of a redemption of fewer than all outstanding Trust Preferred Securities in connection with a partial redemption of the Company Preferred Securities, the amount of such Trust Preferred Securities to be so redeemed and (iv) the place or places where Trust Preferred Securities to be redeemed are to be surrendered for redemption.

                  If only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities to be redeemed shall be selected in accordance with DTC's procedures. If the Trust Preferred Securities do not remain registered in the name of DTC or its nominee and only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed proportionally or selected for redemption pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed at that time. The Grantor shall promptly notify the Registrar and Transfer Agent, in writing, of the Trust Preferred Securities selected for redemption.

                  The Grantor agrees that if a partial redemption of the Company Preferred Securities would result in a delisting of the Trust Preferred Securities from any securities exchange on which the Trust Preferred Securities are then listed, the Grantor shall only redeem the Company Preferred Securities in whole.

                  On the date of redemption of the Company Preferred Securities, so long as the Company or the Bank has deposited with Wilmington Trust Company, the Paying Agent, on behalf of the Trust the aggregate amount payable upon redemption of all the Company Preferred Securities held by the Trust to be redeemed, the Paying Agent on behalf of the Trust shall irrevocably deposit with DTC funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the Holders of the Trust Preferred Securities to be redeemed.

                  Once the Paying Agent has received this deposit, all rights of the Holders of the Trust Preferred Securities called for redemption shall end, except their right to receive the redemption price, without interest. If any date fixed for redemption of the Trust Preferred Securities is not a Business Day, then the redemption price shall instead be paid on the next Business Day, except that if that Business Day falls in the next calendar year, the redemption price shall be paid on the preceding Business Day. No interest or other payment shall be due as a result of any such adjustment.

                  Section 5.03. Distributions in Liquidation of Grantor. Upon receipt by the Trust of any Liquidation Preference from the Grantor upon the liquidation of the Grantor, after satisfaction of creditors of the Trust as required by applicable law, the Trust shall distribute the same to the Holders of the Trust Preferred Securities on the record date fixed pursuant to Section 4.04, in proportion to the respective Liquidation Preference of the Company Preferred Securities which were exchangeable for the Trust Preferred Securities held by such Holders.

                  Section 5.04. Fixing of Record Date for Holders of the Trust Preferred Securities. Each distribution on the Trust Preferred Securities in respect of Dividends on the Company Preferred Securities (each a "Regular Distribution") shall be payable to the Holders as they appear on the Register on the corresponding record date. The record date for Regular Distributions is the fifteenth calendar day prior to the relevant distribution date. Whenever any other distribution shall become payable, or whenever the Trustee shall receive notice of any meeting at which Holders of the Company Preferred Securities are entitled to vote or of which Holders of the Company Preferred Securities are entitled to notice, the Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Grantor with respect to the Company Preferred Securities, of which the Grantor shall promptly inform the Trustee) for the determination of the Holders of the Trust Preferred Securities who shall be entitled (i) to receive such distribution, or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

                  Section 5.05. Payment of Distributions. The Trust shall maintain a Paying Agent with respect to the Trust Preferred Securities, which shall initially be Wilmington Trust Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. If Wilmington Trust Company resigns as Paying Agent, the Trustee shall appoint another bank or trust company to act as Paying Agent. As long as the Trust Preferred Securities are listed on the [insert applicable stock exchange], the Trust shall also maintain a Paying Agent in [insert location/country of applicable stock exchange]. The initial [insert location/country of applicable stock exchange]Paying Agent shall be [insert name of Paying Agent].

                  As long as the Trust Preferred Securities are in book-entry form, payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates. The payments shall be distributed to participants, indirect participants and beneficial owners of the Trust Preferred Securities in accordance with DTC's procedures.

                  If Definitive Trust Preferred Securities Certificates are issued as described in Section 4.03(c), payments on the Trust Preferred Securities shall be made by check mailed to the address of the Holder entitled to receive the payment, as such address appears in the Register.

                  Payments of the redemption price of, and distributions in liquidation on, Trust Preferred Securities shall be made upon surrender of such Trust Preferred Securities at the office of the Paying Agent. The Grantor shall pay Dividends on, the redemption price of, and Liquidation Preferences on, the Company Preferred Securities directly to the Paying Agent for distribution to the Holders of the Trust Preferred Securities in accordance with the terms of this Trust Agreement and the paying agency agreement as then in effect with the Paying Agent.

                  If any distributions on the Trust Preferred Securities would be payable on a day that is not a Business Day, that distribution shall instead be made on the next Business Day. No interest or other payment shall be due as a result of any such delay.

                  Section 5.06. Voting Rights. If at any time, the holders of Company Preferred Securities are entitled to vote under the LLC Agreement, the Trustee shall: (i) notify the Holders of the Trust Preferred Securities of such right, (ii) request specific direction from each Holder as to the vote with respect to the Company Preferred Securities represented by such Holder's Trust Preferred Securities, and (iii) vote the relevant Company Preferred Securities only in accordance with such specific direction.

                  Upon receiving notice of any meeting at which the holders of Company Preferred Securities are entitled to vote, the Trustee shall, as soon as practicable, mail to the Holders of the Trust Preferred Securities a notice as provided under Section 8.04. The Company shall provide the form of notice to the Trustee to be forwarded to the Holders of the Trust Preferred Securities. The notice shall contain: (i) all the information that is contained in the notice announcing the meeting of the Company Preferred Securities, (ii) a statement that the Holders of the Trust Preferred Securities shall be entitled, subject to any applicable provision of law, to direct the Trustee specifically as to the exercise of the voting rights pertaining to the number of the Company Preferred Securities represented by their respective Trust Preferred Securities, and (iii) a brief description of the manner in which the Holders of the Trust Preferred Securities may give such specific directions.

                  If the Trust receives a written direction from a Holder, the Trustee shall vote, or cause to be voted, the number of Company Preferred Securities corresponding to such Holder's Trust Preferred Securities in accordance with the instructions set forth in the direction. If the Trustee does not receive specific instructions from any Holder, the Trustee shall abstain from voting the Company Preferred Securities corresponding to such Holder's Trust Preferred Securities.

                  The Grantor hereby agrees to take all reasonable action that may be deemed necessary by the Trustee in order to enable the Trustee to vote such Company Preferred Securities or cause such Company Preferred Securities to be voted.

            Section 5.07. Currency. All distributions and other payments and all other monetary rights and obligations in respect of the Trust Preferred Securities shall be performed in U.S. dollars.

                                   ARTICLE VI
                                   THE TRUSTEE

            Section 6.01. Eligibility. The Trust shall at all times have a Trustee that is not an Affiliate of the Grantor and is a bank that is organized and doing business under the laws of the State of Delaware, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such bank publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal or State supervising or examining authority, then for the purposes of this Section 6.01, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

            If the Trustee ceases to be eligible in accordance with the provisions of this Section 6.01, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.03.

            If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Grantor (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

            The Trustee shall make available for inspection by Holders of the Trust Preferred Securities at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Grantor by the Trustee as the holder of the Company Preferred Securities.

            Promptly upon request from time to time by the Grantor, the Trustee shall cause the Registrar to furnish to it a list as of a recent date, of the names, addresses and holdings of all Persons in whose names Trust Preferred Securities are registered on the Register.

            Section 6.02. Obligations of the Trustee.

            (a) The Trustee, before the occurrence of any default with respect to the Trust Preferred Securities and after the curing or waiver of all such defaults that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Trustee. In case a default with respect to the Trust Preferred Securities has occurred (that has not been cured or waived pursuant to Section 2.06) of which an officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the Trustee shall be under no obligation to exercise any of the powers vested in it by this Trust Agreement at the request of any Holder, unless such Holder offers the Trustee reasonable indemnity against all costs, expenses and liabilities that might be incurred by exercising those powers.

            (b) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of a default with respect to the Trust Preferred Securities and after the curing or waiving of all such defaults that may have occurred:

                        (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee; and

                        (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 50% in liquidation amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Trust Agreement; and

                  (iv) the Trustee's sole duty with respect to the custody safe keeping and physical preservation of the Company Preferred Securities, the Subordinated Guarantee and the Trust Preferred Securities shall be to deal with such property in a similar manner as the Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Trustee under this Trust Agreement and the Trust Indenture Act.

            (c)   The Trustee shall:

                  (i) cause its authorized signatories to execute and deliver on behalf of the Trust: (1) the Paying Agency Agreement, dated _______ __, 200-, among the Company, the Trust, and Paying Agent, (2) the Registrar and Transfer Agency Agreement, dated _______ __, 200-, among the Trust, Wilmington Trust Company and [Name of Registrar and Transfer Agent], as Registrar and Transfer Agents for the Trust Preferred Securities, (3) the global certificate in respect of the Trust Preferred Securities, and (4) any and all additional documents as may be desirable in connection with the offering of the Trust Preferred Securities representing the Company Preferred Securities; and

                  (ii)  cause its authorized signatories to execute and deliver:
      (1) a Certificate of the Trustee, dated _______ __, 200-, pursuant to
      Section 5(i) of the Underwriting Agreement, and (ii) a Certificate of the Trustee, dated _______ __, 200-, attaching the Trust Agreement as may be amended from time to time and stating that the signatures on documents signed by the Trustee on behalf of the Trust are authorized and genuine.

            The Grantor may instruct the Trustee to dissolve the Trust and distribute the Trust Estate on a pro rata basis to the Holders of the Trust Preferred Securities in the case of either a Tax Event as to the Trust or an Investment Company Act Event as to the Trust, as such is defined in the LLC Agreement.

            In the event that the Trustee is uncertain as to application or interpretation of any provision of this Trust Agreement or must choose between alternative courses of action, the Trustee may seek the instructions of the Grantor by written notice requesting instructions. The Trustee shall take and be protected in taking such action as has been directed by the Grantor; provided that, if the Trustee does not receive instructions within ten days or such shorter time as is set forth in such notice, the Trustee shall be under no duty to take or refrain from taking such action and shall be fully protected in any course of action taken by it in good faith not inconsistent with this Trust Agreement as it shall deem advisable and in the interest of the Holders of the Trust Preferred Securities.

            The Trustee and its Affiliates may own, buy, sell or deal in any class of securities of the Grantor and its Affiliates and in Trust Preferred Securities or become pecuniarily interested in any transaction in which the Grantor or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Trustee hereunder. The Trustee may also act as transfer agent or registrar of any of the securities of the Grantor and its Affiliates or act in any other capacity for the Grantor or its Affiliates.

            The Trustee (and its officers, directors, employees and agents) makes no representation nor shall it have any liability for or responsibility with respect to the issuance of the Trust Preferred Securities (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Trustee is responsible for its representations and warranties in the last paragraph of this
Section 6.02.

            The Trustee assumes no responsibility for the correctness of the description that appears in the Trust Preferred Securities, which can be taken as a statement of the Grantor summarizing certain provisions of this Trust Agreement. Notwithstanding any other provision herein or in the Trust Preferred Securities, the Trustee makes no warranties or representations as to the validity, genuineness or sufficiency of the Trust Preferred Securities, as to the validity or sufficiency of this Trust Agreement, as to the value of the Trust Preferred Securities or as to any right, title or interest of the Holders of the Trust Preferred Securities, except that the Trustee hereby represents and warrants as follows: (i) the Trustee has been duly organized and is validly existing and in good standing under Delaware law, with full power, authority and legal right under such laws to execute, deliver and carry out the terms of this Trust Agreement; (ii) this Trust Agreement has been duly authorized, executed and delivered by the Trustee; and (iii) this Section 5.02 constitutes a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms subject to equitable principles and bankruptcy, insolvency, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights generally. Notwithstanding anything herein or in any other document to the contrary, to the maximum extent provided in Section 3803(b) of the Statutory Trust Act, a trustee of the Trust, when acting in such capacity, shall not be personally liable to any Person other than the Trust and the beneficial owners thereof for any act, omission or obligation of the Trust or any other trustee or other agent or representative of the Trust.

            In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

            Section 6.03. Resignation and Removal of the Trustee; Appointment of Successor Trustee. The Trustee may resign as Trustee at any time by giving notice of its resignation to the Grantor. The Trustee may be removed by the Grantor at any time by notice of such removal delivered to the Trustee. Any resignation or removal of the Trustee shall take effect upon the appointment of a qualified successor trustee and the successor's acceptance of such appointment as hereinafter provided.

            If the Trustee shall resign or be removed, the Grantor shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the State of Delaware and having a combined capital and surplus of at least $50,000,000.

            If a successor Trustee shall not have been appointed in 45 days, the resigning Trustee may petition a court of competent jurisdiction to appoint a successor trustee, and the expenses of such proceeding shall be borne by the Grantor. Every successor trustee shall execute and deliver to its predecessor and to the Grantor an instrument in writing accepting its appointment hereunder, and thereupon the resigning or removed Trustee shall be fully released and discharged of the trusts and duties of the Trustee hereunder and such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Grantor, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Company Preferred Securities and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Holders of all outstanding Trust Preferred Securities. Any successor Trustee shall promptly mail notice of its appointment to the Holders of the Trust Preferred Securities.

            Any Person into or with which the Trustee may be merged, consolidated or converted, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of such Trustee without the execution or filing of any document or any further act, provided such Person shall be eligible under the provisions of the immediately preceding paragraph.

            Section 6.04. Notices. The Grantor agrees that it shall give timely notice to the Trustee and any Paying Agent of any record date for the Company Preferred Securities Certificates, which record date shall become the record date with respect to the Trust Preferred Securities pursuant to Section 5.04.

            Notices to the Holders of the Trust Preferred Securities shall be given as described in Section 8.04.

            Section 6.05. Status of Trust. It is intended that the Trust shall constitute a grantor trust under the Internal Revenue Code of 1986, as amended, and shall not be an "investment company" under the Investment Company Act of 1940, as amended. The Guarantor agrees to file all tax returns and reports on behalf of the Trust.

            Section 6.06. Appointment of Grantor to File on Behalf of Trust. The Grantor and the Trustee hereby appoint, authorize and direct the Grantor, if the Grantor deems it necessary, appropriate or convenient to do, as the sponsor and agent of the Trust pursuant to Section 3806(b)(7) of the Statutory Trust Act (and any of the following are hereby confirmed if such action has been taken)
(i) to prepare or cause the preparation of, and file, a Registration Statement relating to the offer and sale of the Trust Preferred Securities; (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process, and other papers and documents as the Grantor, on behalf of the Trust, may deem necessary or desirable to register the Trust Preferred Securities under, or obtain for the capital securities an exemption from, the securities "Blue Sky" laws; (iii) to execute on behalf of the Trust such underwriting or purchase or placement agent agreements with one or more underwriters or managers or placement agents relating to the offering of the Trust Preferred Securities of the Trust; (iv) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing; and (v) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register establish the exemption from registration of the Trust Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Grantor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in this paragraph is required by the rules and regulations of any state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee or the Grantor, the Trustee, in its capacity as trustee of the Trust, and the Grantor are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of such state securities or "Blue Sky" laws.

            Section 6.07. Indemnification by the Grantor. To the fullest extent permitted by law, the Grantor and the Bank, jointly and severally, agree to indemnify and defend the Trustee, the Registrar and any Paying Agent and their directors, officers, employees and agents against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as the Trustee or the Registrar, transfer agent or Paying Agent, respectively, under this Trust Agreement and the Trust Preferred Securities, except for any liability arising out of gross negligence, bad faith or willful misconduct on the part of any such Person or Persons. This Section 6.07 and Section 6.08 and the obligations of the Grantor and the Bank thereunder shall survive the termination of the Trust and this Agreement.

            Section 6.08. Fees, Charges and Expenses. All charges or expenses of the Trust, including the charges or expenses of the Trustee or any Trustee's agent hereunder or of any Registrar, shall be paid by the Stamford branch of UBS AG, except that, if the Trustee incurs fees, charges or expenses for which it is not otherwise liable under this Trust Agreement at the request of a Holder or other Person, such Holder or other Person shall be liable for such fees, charges and expenses.

            Section 6.09. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any property of the Trust must at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Trust Preferred Securities, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.09, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as successor trustee under Section 6.03 and no notice to the Holders of the Trust Preferred Securities of the appointment of any co-trustee or separate trustee shall be required.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon and exercised or performed by the Trustee shall be exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event, such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) the Trustee shall be personally liable by reason of any act or omission of any separate trustee or co-trustee; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Grantor.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE VII.
                            AMENDMENT AND TERMINATION

            Section 7.01. Supplemental Trust Agreement. The Grantor and the Trustee may, at any time and from time to time, without the consent of the Holders of the Trust Preferred Securities, enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another partnership, corporation or other entity to the Grantor and the assumption by any such successor of the covenants of the Grantor herein contained; or

            (b) to add to the covenants of the Grantor for the benefit of the Holders of the Trust Preferred Securities, or to surrender any right or power herein conferred upon the Grantor; or

            (c) (i) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided that any such action taken under subsection (c)(ii) hereof shall not materially adversely affect the interests of the Holders of the Trust Preferred Securities; or

            (d)   to cure any ambiguity or correct any mistake.

Any other amendment or agreement supplemental hereto must be in writing and approved by Holders of 66 2/3% of the then outstanding Trust Preferred Securities.

            Section 7.02. Termination. The Trust shall dissolve upon the earliest to occur of: (i) the redemption of all of the Trust Preferred Securities, (ii) the delivery of a final distribution of the Company Preferred Securities to the Holders of the Trust Preferred Securities, (iii) withdrawal of all of the Company Preferred Securities from the Trust or (iv) dissolution of the Trust in accordance with the following paragraph or (v) in the event a liquidation of the Grantor is commenced, as contemplated in Section 5.03 hereof. The dissolution, winding up and termination of the Trust shall be performed in accordance with Section 3808 of the Statutory Trust Act, and the Trustee shall have the power and authority to wind up the affairs of the Trust in accordance therewith. This Agreement shall terminate upon the filing of a certificate of cancellation as provided in Section 3810 of the Statutory Trust Act.

            The Grantor may instruct the Trustee to dissolve the Trust and distribute the Company Preferred Securities on a pro rata basis to the Holders of the Trust Preferred Securities in the case of either a Tax Event as to the Trust or an Investment Company Act Event as to the Trust, as each is defined in the LLC Agreement. Except as provided in Section 6.07 and Section 6.08, upon termination of the Trust in accordance with the foregoing, the respective obligations and responsibilities of the Trustee and the Grantor created hereby shall terminate.

            The Trustee shall notify the Paying Agent and the Holders of the Trust Preferred Securities of any such amendment or termination of the Trust Agreement within a reasonable period of time.

            Upon the completion of winding up of the Trust, including the payment or the making reasonable provisions for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Act, the Trustee shall file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810 of the Statutory Trust Act, at which time the Trust shall terminate. The Grantor shall act as the liquidator of the Trust and shall be responsible for directing the Trustee to take all required actions in connection with winding up the Trust.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.01. Counterparts. This Trust Agreement may be executed by the Grantor, the Trustee and the Bank in separate counterparts, each of which counterparts, when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Trust Agreement shall be filed with the Trustee and shall be open to inspection during business hours at the Corporate Office by any Holder of a Trust Preferred Security.

            Section 8.02. Exclusive Benefits of Parties. This Trust Agreement is for the exclusive benefit of the parties hereto and the Holders of the Trust Preferred Securities, and their respective successors and assigns, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

            Section 8.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Trust Agreement or of the Trust Preferred Securities should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof or thereof shall in no way be affected, prejudiced or disturbed thereby.

            Section 8.04. Notices. Any notices to be given to the Grantor hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier, addressed to the Grantor at:

                           UBS AG
                           677 Washington Boulevard
                           Stamford, CT 06901
                           Attention:
                           Telephone:
                           Facsimile:

                           With copies to:

                           UBS AG
                           299 Park Avenue
                           New York, NY 10171
                           Attention:
                           Telephone:
                           Facsimile:

or at any place where the Grantor maintains its principal executive office.

            Any notices to be given to the Trustee hereunder or under the Trust Preferred Securities shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier, addressed to the Trustee at the Corporate Office.

            Notices to the Holders of the Trust Preferred Securities shall be given by delivery of the relevant notice to DTC, Euroclear, Clearstream and any other relevant securities clearing system for communication by each of them to entitled participants, and, as long as the Trust Preferred Securities are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices shall also be published in the manner that the rules of such stock exchange(s) may require. In addition, for as long as the rules of the [insert applicable stock exchange] so require, notices shall be published in one English language daily newspaper of general circulation in London (which is expected to be the Financial Times) and in a daily newspaper of general circulation in [insert location/country of applicable stock exchange] (which is expected to be the [insert name of newspaper]).

            If the Trust Preferred Securities are no longer held in the name of DTC or its nominee, notice to the Holders of the Trust Preferred Securities shall be mailed by first-class mail, postage prepaid, to the Holders' addresses appearing in the records of the Trust.

            Delivery of a notice sent by mail shall be deemed to be effected at the time when the same is deposited, postage prepaid, in a post office letter box. Delivery of a notice personally delivered or sent by telecopier shall be deemed to be effected at the time it is received.

            Section 8.05. Holders of the Trust Preferred Securities Are Parties. Notwithstanding that Holders of the Trust Preferred Securities have not executed and delivered this Trust Agreement or any counterpart thereof, the Holders of the Trust Preferred Securities from time to time shall be bound by all of the terms and conditions hereof and of the Trust Preferred Securities by acceptance of delivery of Trust Preferred Securities.

            Section 8.06. Governing Law. THIS TRUST AGREEMENT AND THE TRUST PREFERRED SECURITIES AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

            Section 8.07. Headings. The headings of articles and sections of this Trust Agreement and the Trust Preferred Securities have been inserted for convenience only and are not to be regarded as part of this Trust Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Trust Preferred Securities.

            Section 8.08. Trust Preferred Securities Non-Assessable and Fully Paid. The Holders of the Trust Preferred Securities shall not be personally liable for obligations of the Trust, the interests in the Trust represented by the Trust Preferred Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and the Trust Preferred Securities upon delivery thereof by the Trustee pursuant to this Trust Agreement are and shall be deemed fully paid.

            Section 8.09. No Preemptive Rights. No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

            Section 8.10. Survival. The rights and protections of the Trustee hereunder, including, without limitation, its right to defense, indemnity, expense reimbursement and compensation for its services hereunder, shall survive the termination of the Trust and this Trust Agreement.

            IN WITNESS WHEREOF, the Grantor and the Trustee have duly executed this Trust Agreement as of the day and year first above set forth.


                                   UBS PREFERRED FUNDING COMPANY LLC IX,
                                   as Grantor


                                   By: ________________________________
                                   Name:
                                   Title:

                                   WILMINGTON TRUST COMPANY,
                                   as Trustee


                                   By: ________________________________
                                   Name:
                                   Title:


            UBS AG joins in this Trust Agreement solely for purposes of obligating itself under Sections 6.07 and 6.08 of this Trust Agreement and not as grantor, trustee or beneficiary.


                                   UBS AG


                                   By: ________________________________
                                   Name:
                                   Title:


                                   By: ________________________________
                                   Name:
                                   Title:

THIS GLOBAL CERTIFICATE IS ISSUED IN RESPECT OF AN ISSUE OF THE -% NONCUMULATIVE TRUST PREFERRED SECURITIES (THE "TRUST PREFERRED SECURITIES") OF UBS PREFERRED FUNDING TRUST IX (THE "TRUST"), ISSUED PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT DATED AS OF _______ __, 200- (THE "AGREEMENT") OF THE TRUST AND IS GOVERNED BY THE TERMS AND CONDITIONS OF THE AGREEMENT GOVERNING THE TRUST PREFERRED SECURITIES, WHICH TERMS AND CONDITIONS ARE INCORPORATED HEREIN BY REFERENCE AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, SHALL BE BINDING ON THE TRUST, UBS PREFERRED FUNDING COMPANY LLC IX (THE "GRANTOR") AND THE HOLDER HEREOF AS IF FULLY SET FORTH HEREIN. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS USED HEREIN SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE AGREEMENT AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                           TRUST PREFERRED SECURITY OF
                         UBS PREFERRED FUNDING TRUST IX,
                           a Delaware Statutory Trust,
               representing $- aggregate liquidation preference of
                 -% Noncumulative Company Preferred Securities,
              liquidation preference $[1,000][25] per security, of
                       UBS PREFERRED FUNDING COMPANY LLC IX
                     (a Delaware Limited Liability Company)


CERTIFICATE NO. 1.                              COMMON CODE: -
                                                ISIN NUMBER: -

            Wilmington Trust Company, not in its individual capacity, but solely as Trustee (the "Trustee") on behalf of the above-named Trust, hereby certifies that Cede & Co. is the registered owner of $- liquidation amount of -% Noncumulative Trust Preferred Securities, stated liquidation amount $[1,000][25] per security ("Trust Preferred Securities"), representing undivided beneficial interests in a corresponding amount of -% Noncumulative Company

Preferred Securities (the "Company Preferred Securities") of UBS Preferred Funding Company LLC IX, a Delaware limited liability company (the "Grantor"), deposited in trust by the Grantor with the Trustee pursuant to an Amended and Restated Trust Agreement of UBS Preferred Funding Trust IX, dated as of _______ __, 200- (as amended or supplemented from time to time, the "Trust Agreement") between the Grantor and the Trustee. Subject to the terms of the Trust Agreement, the registered Holder hereof owns an undivided beneficial interests in the number of Company Preferred Securities held by the Trustee under the Trust Agreement corresponding to the number of Trust Preferred Securities evidenced by this global certificate, including the distribution, voting, liquidation and other rights of such Company Preferred Securities specified in the Amended and Restated Limited Liability Company Agreement of the Grantor, as amended, a copy of which is on file at the Corporate Office of the Trustee.

      (i) The Trust Agreement. The Trust Preferred Securities are issued upon the terms and conditions set forth in the Trust Agreement. The Trust Agreement (a copy of which is on file at the Corporate Office of the Trustee) sets forth the rights of Holders of the Trust Preferred Securities and the rights and duties of the Trustee and the Grantor. The statements made herein are summaries of certain provisions of the Trust Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict or discrepancy between the provisions hereof and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall govern. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Trust Agreement.

      (ii) Enforcement of Rights; Withdrawal of Company Preferred Securities. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee or any other Holder, each Holder shall be entitled to enforce, in the name of the Trust, the rights of the Trust in respect of the number of Company Preferred Securities and the Subordinated Guarantee corresponding to the Trust Preferred Certificates held by such Holder. Any recovery on such enforcement action shall belong solely to such Holder who brought the action, not to the Trust, the Trustee or any other Holder individually or to Holders as a group.

            Any beneficial owner of Trust Preferred Securities may withdraw all, but not less than all, of the number of Company Preferred Securities corresponding to such Trust Preferred Securities by providing a written notice to the Trustee, with evidence of beneficial ownership in form satisfactory to the Trustee, and providing to the Grantor such documents or information as the Grantor may request for tax reporting purposes at the Corporate Office. Such notice shall also be deemed to be such beneficial owner's agreement to be subject to the terms of the LLC Agreement.

      (iii) Distributions of Dividends on Company Preferred Securities. Whenever (and to the extent) the Trust receives any cash payment representing a Dividend or redemption payment on the Company Preferred Securities, the Trustee acting directly or through any Paying Agent shall distribute such amounts to Holders of Trust Preferred Securities on the record date therefor, in proportion to the respective liquidation amounts of the Trust Preferred Securities held by such Holders.

      (iv) Redemptions of Company Preferred Securities. The Trust Preferred Securities shall be redeemed only upon redemption of the Company Preferred Securities.

            If the Grantor redeems the Company Preferred Securities in accordance with the LLC Agreement, then the Grantor shall give the Trustee at least 30 days' prior notice before doing so. The Trustee shall mail the notice of the redemption not less than 25 days prior to the date fixed for redemption of the Company Preferred Securities to the Holders of the Trust Preferred Securities. No defect in the notice of redemption or in the mailing or delivery thereof or publication of its contents shall affect the validity of the redemption proceedings.

            If only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities to be redeemed shall be selected in accordance with DTC's procedures. If the Trust Preferred Securities do not remain registered in the name of DTC or its nominee and only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed proportionally or selected for redemption pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed at that time. The Grantor shall promptly notify in writing the Registrar and Transfer Agent for the Trust Preferred Securities of the Trust Preferred Securities selected for redemption.

            On the date of redemption of the Company Preferred Securities, so long as the Company or the Bank has deposited with the Paying Agent on behalf of the Trust the aggregate amount payable upon redemption of all the Company Preferred Securities held by the Trust to be redeemed, the Paying Agent on behalf of the Trust shall irrevocably deposit with DTC funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the Holders of the Trust Preferred Securities to be redeemed.

      (v) Distributions in Liquidation of Grantor. Upon receipt by the Trust of any Liquidation Preference from the Grantor upon the liquidation of the Grantor, after satisfaction of creditors of the Trust required by applicable law, the Trust shall distribute the same to Holders of the Trust Preferred Securities on the record date therefor, in proportion to the respective Liquidation Preference of the number of Company Preferred Securities corresponding to the Trust Preferred Securities held by such Holders.

      (vi) Fixing of Record Date for Holders of the Trust Preferred Securities. Each Regular Distribution on the Trust Preferred Securities shall be payable to the Holders of record as they appear on the Register on the corresponding record date. The record date for Regular Distributions is the fifteenth calendar day prior to the relevant distribution date. Whenever any other distribution shall become payable, or whenever the Trustee shall receive notice of any meeting at which holders of the Company Preferred Securities are entitled to vote or of which holders of the Company Preferred Securities are entitled to notice, the Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Grantor with respect to the Company Preferred Securities, of which the Grantor shall promptly inform the Trustee) for the determination of the Holders of the Trust Preferred Securities who shall be entitled (i) to receive such distribution or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

      (vii) Payment of Distributions. As long as the Trust Preferred Securities are in book-entry form, payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates. The payments shall be distributed to participants, indirect participants and beneficial owners of the Trust Preferred Securities in accordance with DTC's procedures.

            If definitive Trust Preferred Securities are issued, payments on the Trust Preferred Securities shall be made by check mailed to the address of the Holder entitled to receive the payment, as address appears in the Register. Payments of the redemption price of, and distributions in liquidation on, Trust Preferred Securities shall be made upon surrender of such Trust Preferred Securities at the office of the Paying Agent.

      (viii) Voting Rights. If at any time, the holders of Company Preferred Securities are entitled to vote under the LLC Agreement, the Trustee shall: (i) notify the Holders of the Trust Preferred Securities of such right, (ii) request specific direction from each Holder as to the vote with respect to the Company Preferred Securities represented by such Holder's Trust Preferred Securities, and (iii) vote the relevant Company Preferred Securities only in accordance with such specific direction.

            Upon receiving notice of any meeting at which the holders of Company Preferred Securities are entitled to vote, the Trustee shall, as soon as practicable, mail to the Holders of the Trust Preferred Securities a notice. The Company shall provide the form of notice to the Trustee to be forwarded to the Holders of the Trust Preferred Securities. The notice shall contain: (i) all the information that is contained in the notice announcing the meeting of the Company Preferred Securities, (ii) a statement that the Holders of the Trust Preferred Securities shall be entitled, subject to any applicable provision of law, to direct the Trustee specifically as to the exercise of the voting rights pertaining to the number of the Company Preferred Securities represented by their respective Trust Preferred Securities, and (iii) a brief description of the manner in which the Holders of the Trust Preferred Securities may give such specific directions.

            If the Trust receives a written direction from a Holder, the Trustee shall vote, or cause to be voted, the amount of the Company Preferred Securities represented by such Holder's Trust Preferred Securities in accordance with the instructions set forth in the directions. If the Trustee does not receive specific instructions from any Holder, the Trustee shall abstain from voting the Company Preferred Securities represented by such Holder's Trust Preferred Securities.

      (ix) Currency. All distribution and other payments and all other monetary rights and obligations in respect of the Trust Preferred Certificates shall be performed in U.S. dollars.

      (x) Transfer and Exchange of Trust Preferred Securities. Subject to the terms and conditions of the Trust Agreement, the Registrar shall register the transfers on the Register from time to time of Trust Preferred Securities upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Trustee shall execute a new Trust

Preferred Security representing the same corresponding amount of the Company Preferred Securities and deliver the same to or upon the order of the Person entitled thereto.

            Upon surrender of a Trust Preferred Security at the office of the Registrar or such other office as the Trustee may designate for the purpose of effecting an exchange of Trust Preferred Securities, subject to the conditions to transfer set forth in the Trust Agreement, the Trustee shall execute and deliver a new Trust Preferred Security representing the same corresponding amount of Company Preferred Securities as the Trust Preferred Security surrendered.

            As a condition precedent to the registration of the transfer or exchange of any Trust Preferred Security, the Registrar, may require (i) the production of proof satisfactory to it as to the identity and genuineness of any signature; (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of the Trust Agreement; and (iii) such other information as the Registrar may reasonably request.

            No Holder may require the transfer of any Trust Preferred Security to be registered during the period of fifteen days ending on the due date for any payment of the Liquidation Preference on the Trust Preferred Securities. The trust shall not be required to register, or cause others to register, the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

      (xi) Title to Trust Preferred Securities. It is a condition of the Trust Preferred Securities, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Trust Preferred Security, when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until the transfer of this Trust Preferred Security shall be registered on the books of the Trust, the Trustee, the Registrar and the Grantor may, notwithstanding any notice to the contrary, treat the Holder hereof at such time as the absolute owner hereof for the purpose of determining the Person entitled to distributions or to any notice provided for in the Trust Agreement and for all other purposes.

      (xii) Reports, Inspection of Transfer Books. The Trustee shall make available for inspection by Holders of the Trust Preferred Securities at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received by the Trustee as the record holder of the Company Preferred Securities. The Registrar shall keep books at the Corporate Office for the registration of transfer of Trust Preferred Securities, which books at all reasonable times shall be open for inspection by the Holders of the Trust Preferred Securities as and to the extent provided by applicable law.

      (xiii) Supplemental Trust Agreement. The Grantor and the Trustee may, at any time and from time to time, without the consent of the Holders of the Trust Preferred Securities, enter into one or more agreements supplemental to the Trust Agreement, in form satisfactory to the Trustee, for any of the following purposes: (a) to evidence the succession of another partnership, corporation or other entity to the Grantor and the assumption by any such successor of the covenants of the Grantor contained therein; (b) to add to the covenants of the Grantor for the benefit of the Holders of the Trust Preferred Securities, or to surrender any right or power herein conferred upon the Grantor; (c)(i) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (ii) to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such action taken under subsection (ii) hereof shall not materially adversely affect the interests of the Holders of the Trust Preferred Securities; or (d) to cure any ambiguity or correct any mistake. Any other amendment or agreement supplemental hereto must be in writing and approved by Holders of 66 2/3% of the then outstanding Trust Preferred Securities.

      (xiv) Governing Law. The Trust Agreement and this Trust Preferred Security and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of Delaware.

      (xv) Trust Preferred Security Non-Assessable and Fully Paid. Holders of the Trust Preferred Securities shall not be personally liable for obligations of the Trust, the interest in the Trust represented by the Trust Preferred Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever and the Trust Preferred Securities upon delivery thereof by the Trustee pursuant to the Trust Agreement are and shall be deemed fully paid.

      (xvi) Liability of Holders of the Trust Preferred Securities. Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      (xvii) No Preemptive Rights. No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

            This Trust Preferred Security shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless this Trust Preferred Security shall have been executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee, provided, however, that such signature may be a facsimile if a Registrar (other than the Trustee) shall have countersigned this Security by manual signature of a duly authorized signatory of the Registrar.

            THE TRUSTEE IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY COMPANY PREFERRED SECURITIES. THE TRUSTEE ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE GRANTOR SUMMARIZING CERTAIN PROVISIONS OF THE TRUST AGREEMENT. THE TRUSTEE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF THE COMPANY PREFERRED SECURITIES OR OF THE TRUST PREFERRED SECURITIES; OR AS TO THE VALIDITY OR SUFFICIENCY OF THE

TRUST AGREEMENT; AS TO THE VALUE OF THE TRUST PREFERRED SECURITIES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE HOLDERS OF THE TRUST PREFERRED SECURITIES IN AND TO THE TRUST PREFERRED SECURITIES.

Dated:  _______ __, 200-




                                   UBS PREFERRED FUNDING TRUST IX


                                   By:  Wilmington Trust Company,
                                        not in its individual capacity,
                                        but solely as Trustee on behalf of the
                                        Trust,

                                            By: __________________________
                                            Name:
                                            Title: